UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 15, 2005

                            Global Gold Corporation

             (Exact name of registrant as specified in its charter)



         Delaware                       02-69494                13-3025550
         --------                       --------                ----------
(State or other jurisdiction          (Commission                  (IRS
      of incorporation)               File Number)           Identification No.)


           104 Field Point Road, Greenwich, CT                 06830
         ----------------------------------------              -----
         (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (203) 422-2300

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of August 15, 2005, Global Gold Mining, LLC ("GGM") (which is wholly owned by Global Gold Armenia, LLC which in turn is wholly owned by Global Gold Corporation) entered into a joint venture agreement with Caucusus Resources Pty Ltd. an Australian company (which is a subsidiary of Iberian Resources Limited also an Australian company) ("CR") to form the "Aigedzor Mining Company, LLC on an 80% CR, 20% GGM basis in anticipation of jointly acquiring and developing (a) the Armenian limited liability company Sipan 1, LLC which is the licensee for the Litchkvadz-Tey and Terterasar mining properties as well as the associated plant and assets in southern Armenia; and (b) mineral exploration and related properties within a 20 kilometer radius of the southern Armenian town of Aigedzor, all as described in the exhibit below.

Item 2.01 Completion of Acquisition or Disposition.

The information provided in item 1.01 is incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits.

Exhibit No.

10.3 Material Contract - Joint Venture Agreement dated as of August 15, 2005 between Global Gold Mining, LLC and Caucasus Resources Pty Ltd.







                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934,


the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated: August 15, 2005                   Global Gold Corporation

                                        By: /s/Drury J. Gallagher
                                            ---------------------
                                      Name: Drury J. Gallagher
                                     Title: Chairman, Chief Executive
                                            Officer and Treasurer